UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
September 23, 2005

QNB CORP.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-17706	23-2318082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 North Third Street, Quakertown, PA	18951-9005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215)538-5600

Item 1.01 Entry into a Material Definitive Agreement

On September 22, 2005, QNB Corp.’s wholly-owned subsidiary, The Quakertown National Bank (the “Bank”), approved and entered into an agreement with Eugene T. Parzych, Inc. for the renovation of the bank’s property at 322 W. Broad Street, Quakertown, Pennsylvania to be used as additional office space. The cost of the renovations is expected to be approximately $1 million. The bids for this project were submitted through a formal bidding process and reviewed by the Board of Directors. The bid received from Eugene T. Parzych, Inc. was the second lowest bid presented. Mr. Gary S. Parzych is the president of Eugene T. Parzych, Inc. and is also a director of QNB Corp. Management and the Board of Directors of QNB Corp. and the Bank believe this is an arms-length transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QNB Corp.

By:	/s/ Bret H. Krevolin
Bret H. Krevolin
Chief Financial Officer

Dated: September 23, 2005